Verrill Dana LLP

Attorneys at Law

JONATHAN R. DOOLITTLE
PARTNER
jdoolittle@verrilldana.com
Direct: 207-253-4416

ONE PORTLAND SQUARE
PORTLAND, MAINE 04112-0586
207-774-4000 • FAX 207-774-7499
www.verrilldana.com

February 7, 2007

Via Certified Mail, Return Receipt Requested

Frank J. Kristan
504 Thomas Bransby
Box 1518
Williamsburg, VA 23185

Re: Sale of Stock

Dear Frank:

Enclosed please find the original Trustee's Bill of Sale pursuant to the Order approving the sale of stock to you, a copy of which is attached to the Trustee's Bill of Sale as Exhibit A.

Please give me a call if you have any questions.

Sincerely yours,

Jonathan R. Doolittle

JRD:per
Enclosure

cc: John C. Turner, Trustee (w/enc.)

P:\Bankr\30016\5051\Ltrs\Kristan 020707.doc

TRUSTEE'S BILL OF SALE

JOHN C. TURNER, in his capacity as Trustee in bankruptcy for Frank J. Kristan, d/b/a Patriot Advisors, Inc., d/b/a Templar Corporation, Chapter 7 Case No. 04-20328, for consideration paid, does hereby quit claim, without covenant, to Frank J. Kristan or his nominee, of 504 Thomas Bransby, Box 1518, Williamsburg, VA 23185, without warranties of any kind, all of the bankruptcy estate's right, title and interest in the stock of Patriot Advisors, Inc. and its wholly-owned subsidiary, Templar Corporation.

This Trustee's Bill of Sale is given pursuant to the order granting a Motion for Approval of Sale of Stock, Free and Clear of All Liens, Claims and Encumbrances to Frank J. Kristan or his Nominee entered in the United States Bankruptcy Court for the District of Maine in the Chapter 7 Bankruptcy case of Frank J. Kristan d/b/a Patriot Advisors, Inc., d/b/a Templar Corporation, Chapter 7 Case No. 04-20328, a true copy of which is attached as Exhibit A.

IN WITNESS WHEREOF, the Grantor has caused this instrument to be signed and sealed this 7 day of February, 2007.

SIGNED, SEALED AND DELIVERED
IN THE PRESENCE OF

Valeria M. Bembry   John Turner, Trustee

John C. Turner, Trustee

STATE OF MAINE
CUMBERLAND, SS.

THEN PERSONALLY APPEARED the above-named John C. Turner, Trustee of the Chapter 7 estate of Frank J. Kristin, d/b/a Patriot Advisors, Inc., d/b/a Templar Corporation, and acknowledged the foregoing to be his free act and deed in his said capacity, and the free act and deed of said estate, before me,

Jonathan R. Doolittle

Attorney-at-Law/~~Notary Public~~
Print Name: Jonathan R. Doolittle

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